Exhibit 5.1

April 11, 2017

Board of Directors Pacific Premier Bancorp, Inc. 17901 Von Karman Avenue, Suite 1200 Irvine, California 92614
Re:Registration Statement on Form S-8 of Pacific Premier Bancorp, Inc.

Dear Ladies and Gentlemen:
We have acted as counsel to Pacific Premier Bancorp, Inc. (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (“Securities Act”), of the registration statement on Form S-8 (the “Registration Statement”). The Registration Statement relates to the registration under the Securities Act of up to 921,762 shares of the Company’s common stock, $0.01 par value per share (the “Shares”), which are to be issued pursuant to the 2005 Equity-Based Compensation Plan (the “2005 Plan”) and the Heritage Oaks Bancorp 2015 Equity Incentive Plan (the “2015 Plan”) (the 2005 Plan and the 2015 Plan, together, the “Plans”).
In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Plans; (ii) the Registration Statement; (iii) the Amended and Restated Certificate of Incorporation of the Company, as amended, as presently in effect; (iv) the Amended and Restated Bylaws of the Company as presently in effect; (v) resolutions adopted by the Board of Directors of the Company relating to the assumption by the Company of the Plans and the issuance of the Shares thereunder; and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.
We have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the persons executing the documents we have examined have the legal capacity to execute such documents; (iii) the conformity to the originals of all documents submitted to us as copies; (iv) the truth, accuracy and completeness of the information, representations and warranties contained in the Registration Statement and other records, documents, instruments and certificates we have reviewed; and (v) all Shares will be issued in the manner stated in the Registration Statement. As to any facts material to the opinions expressed herein, we have relied upon statements and representations of officers and other representatives of the Company and others.

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Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, it is our opinion that the Shares to be issued by the Company pursuant to the Plans have been duly authorized and, when issued in the manner and for the consideration contemplated by the Plans and the applicable award agreements, will be validly issued, fully paid and non-assessable.
The opinion is limited in all respects to the laws of the State of Delaware and we express no opinion as to federal law, including the federal securities laws, state securities (or “blue sky” laws) or the laws of any other jurisdiction. Our opinions expressed herein are as of the date hereof, and we assume no obligation to revise or supplement the opinions rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise.
This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated above.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Sincerely yours,

/s/ Holland & Knight LLP

HOLLAND & KNIGHT LLP

Anchorage | Atlanta | Austin | Boston | Charlotte | Chicago | Dallas | Denver | Fort Lauderdale | Houston | Jacksonville | Lakeland
Los Angeles | Miami | New York | Orlando | Portland | San Francisco | Stamford | Tallahassee | Tampa | Tysons
Washington, D.C. | West Palm Beach